Exhibit 99.1

Saga Communications, Inc.

Reports 4th Quarter and Year End 2019 Results

Contact:

Samuel D. Bush

313/886-7070

Grosse Pointe Farms, MI – March 12, 2020 – Saga Communications, Inc. (Nasdaq - SGA) today reported net revenue of $31.8 million for the quarter compared to $32.9 million for the same quarter last year. Gross revenue was approximately flat with last year for the quarter at $33.7 million net of political revenue of $535 thousand this quarter and $1.6 million for the same period last year. Station operating expense decreased $711 thousand to $23.1 million and operating income decreased $575 thousand to $5.4 million. Net Income decreased $454 thousand to $3.8 million for the quarter. Diluted earnings per share were $0.64/share in the fourth quarter of 2019 compared to $0.72/share during the same period in 2018. Primarily due to a $460 thousand reduction in the Company’s deferred tax provision free cash flow was $5.4 million for the quarter ended December 31, 2019 compared to $5.9 million for the same period last year.

Gross Revenue was flat with last year for the twelve-month period at $131.5 million net of political revenue of $887 thousand this year and $2.9 million for the same period last year. Net revenue decreased $1.8 million to $123.1 million. Station operating expense decreased $1.0 million to $92.7 million and operating income decreased $874 thousand to $18.8 million. Net income for the twelve-month period ended December 31, 2019 was $13.3 million compared to $13.7 million for the same period last year. Diluted earnings per share were $2.23/share for the twelve-month period in 2019 compared to $2.30/share during the same period in 2018. Primarily due to a $1.2 million reduction in the Company’s deferred tax provision free cash flow was $18.1 million compared to $19.5 million for the twelve-month period ended December 31, 2019.

The Company had $44.0 million in cash on hand as of December 31, 2019 and $47.0 million as of March 9, 2020. The Company’s total bank debt was $10 million as of the end of the year. Including the recently announced $0.32 per share dividend which will be paid on April 10, 2020, the Company will have paid over $71 million in dividends since December 3, 2012.

Capital expenditures in the fourth quarter were $1.1 million compared to $1.5 million for the same period last year. For the twelve-month period capital expenditures were $5.7 million compared to $5.9 million last year. The Company expects to spend approximately $5.0 – 5.5 million for capital expenditures during 2020.

Saga’s 2019 4th Quarter conference call will be on Thursday, March 12, 2020 at 11:00 a.m. EDT. The dial-in number for the call is 973/528-0008. Enter conference code 648752. A transcript of the call will be posted to the Company’s website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on March 12, 2020 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose “actual”, “same station”, and “proforma” information as well as the Company’s trailing twelve-month consolidated EBITDA. The “actual” amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The “same station” amounts reflect only the results of operations for stations that we owned for the entire comparable period. The “proforma” amounts assume all acquisitions in 2018 and 2019 occurred as of January 1, 2018.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12-month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio broadcast industry in general, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 27 markets, including 79 FM radio stations, 34 AM radio stations and 77 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Twelve Months Ended
December 31, 2019 and 2018
(amounts in 000’s except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating Results
Net operating revenue	$31,791	$32,938	$123,072	$124,829
Station operating expense	23,050	23,761	92,692	93,727
Corporate general and administrative	3,281	3,154	11,460	11,359
Other operating expense	26	14	112	61
Operating income	5,434	6,009	18,808	19,682
Interest expense	163	229	735	946
Interest income	(125)	(187)	(610)	(631)
Other (income) expense, net	(5)	2	(16)	(23)
Income before income tax expense	5,401	5,965	18,699	19,390
Income tax expense	1,560	1,670	5,420	5,700
Net income	$3,841	$4,295	$13,279	$13,690

Basic earnings per share	$0.64	$0.72	$2.23	$2.30
Diluted earnings per share	$0.64	$0.72	2.23	2.30

Weighted average common shares	5,817	5,820	5,834	5,829
Weighted average common and common
equivalent shares	5,817	5,820	5,834	5,829

Free Cash Flow
Net income	$3,841	$4,295	$13,279	$13,690
Plus: Depreciation and amortization:
Station	1,747	1,718	6,641	6,507
Corporate	90	70	304	279
Deferred tax provision	320	780	1,420	2,660
Non-cash compensation	473	526	2,129	2,201
Other operating expense, net	26	14	112	61
Other (income) expense , net	(5)	2	(16)	(23)
Less: Capital expenditures	(1,065)	(1,472)	(5,732)	(5,922)
Free cash flow	$5,427	$5,933	$18,137	$19,453

	December 31,
	2019	2018
Balance Sheet Data
Working capital	$49,219	$45,430
Net fixed assets	$58,711	$59,103
Net intangible assets and other assets	$126,963	$120,779
Total assets	$252,394	$248,477
Long-term debt (including current portion
of $0 and $5,000, respectively)	$10,000	$20,000
Stockholders' equity	$192,352	$184,999

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
December 31, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2019	2018	2019	2018	2019	2018
Consolidated
Net operating revenue	$31,791	$32,938	$30,705	$32,938	$31,791	$34,008
Station operating expense	23,050	23,761	22,101	23,761	23,050	24,697
Corporate general and administrative	3,281	3,154	3,281	3,154	3,281	3,154
Other operating expense	26	14	26	14	26	14
Operating income	5,434	6,009	$5,297	$6,009	5,434	6,143
Interest expense	163	229			163	229
Interest income	(125)	(187)			(125)	(187)
Other (income) expense, net	(5)	2			(5)	2
Income before income tax expense	5,401	5,965			5,401	6,099
Income tax expense	1,560	1,670			1,560	1,711
Net income	$3,841	$4,295			$3,841	$4,388

Basic earnings per share	$0.64	$0.72			$0.64	$0.74
Diluted earnings per share	$0.64	$0.72			$0.64	$0.74

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2019	2018	2019	2018	2019	2018
Depreciation and amortization
by segment
Radio Stations	$1,747	$1,718	$1,599	$1,718	$1,747	$1,855
Corporate	90	70	90	70	90	70
	$1,837	$1,788	$1,689	$1,788	$1,837	$1,925

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.

(2)	Pro Forma results assume all acquisitions in 2018 and 2019 occurred as of January 1, 2018.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Twelve Months Ended
December 31, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2019	2018	2019	2018	2019	2018
Consolidated
Net operating revenue	$123,072	$124,829	$118,862	$124,829	$123,072	$129,228
Station operating expense	92,692	93,727	89,039	93,727	92,692	97,314
Corporate general and administrative	11,460	11,359	11,460	11,359	11,460	11,359
Other operating expense	112	61	112	61	112	61
Operating income	18,808	19,682	$18,251	$19,682	18,808	20,494
Interest expense	735	946			735	946
Interest income	(610)	(631)			(610)	(631)
Other (income) expense, net	(16)	(23)			(16)	(23)
Income before income tax expense	18,699	19,390			18,699	20,202
Income tax expense	5,420	5,700			5,420	5,944
Net income	$13,279	$13,690			$13,279	$14,258

Basic earnings per share	$2.23	$2.30			$2.23	$2.40
Diluted earnings per share	$2.23	$2.30			$2.23	$2.40

	Actual		Same Station (1)		Pro Forma (2)
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2019	2018	2019	2018	2019	2018
Depreciation and amortization
by segment
Radio Stations	$6,641	$6,507	$6,085	$6,507	$6,641	$7,039
Corporate	304	279	304	279	304	279
	$6,945	$6,786	$6,389	$6,786	$6,945	$7,318

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.

(2)	Pro Forma results assume all acquisitions in 2018 and 2019 occurred as of January 1, 2018.

Saga Communications, Inc.
Selected Supplemental Financial Data
December 31, 2019 and 2018
(amounts in 000's except ratios)
(Unaudited)

	12 Months Ended
	December 31,
	2019	2018 (2)
		(Proforma)
Trailing 12 Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$13,279	$14,258
Exclusions:
Gain (loss) on sale of assets	(112)	(61)
Other gains and (losses)	16	23
Interest income	610	631
Other	190	(107)
Total exclusions	704	486
Consolidated adjusted net income (1)	12,575	13,772
Plus: Interest expense	735	946
Income tax expense	5,420	5,944
Depreciation & amortization expense	6,945	7,318
Non-cash stock based compensation expense	2,129	2,201
Trailing twelve month consolidated EBITDA (1)	$27,804	$30,181

Total long-term debt, including current maturities	$10,000	$20,000
Divided by trailing twelve month consolidated EBITDA (1)	27,804	30,181
Leverage ratio	0.36	0.66

(1)	As defined in the Company's credit facility.

(2)	2018 includes proforma acquisitions.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three and Twelve Months Ended
December 31, 2019 and 2018
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	December 31,	Entire Comparable	December 31,	December 31,	Entire Comparable	December 31,
	2019	Period	2019	2018	Period	2018
Consolidated
Net operating revenue	$31,791	$(1,086)	$30,705	$32,938	$-	$32,938
Station operating expense	23,050	(949)	22,101	23,761	-	23,761
Corporate general and administrative	3,281	-	3,281	3,154	-	3,154
Other operating expense	26	-	26	14	-	14
Operating income	$5,434	$(137)	$5,297	$6,009	$-	$6,009

Depreciation and amortization	$1,837	$(148)	$1,689	$1,788	$-	$1,788

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Twelve Months	and Dispositions	Twelve Months	Twelve Months	and Dispositions	Twelve Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	December 31,	Entire Comparable	December 31,	December 31,	Entire Comparable	December 31,
	2019	Period	2019	2018	Period	2018
Consolidated
Net operating revenue	$123,072	$(4,210)	$118,862	$124,829	$-	$124,829
Station operating expense	92,692	(3,653)	89,039	93,727	-	93,727
Corporate general and administrative	11,460	-	11,460	11,359	-	11,359
Other operating expense	112	-	112	61	-	61
Operating income	$18,808	$(557)	$18,251	$19,682	$-	$19,682

Depreciation and amortization	$6,945	$(556)	$6,389	$6,786	$-	$6,786